Exhibit 99.1

First Cannabis Company to bring innovative pod-based vaporizing technology to Canada & Europe

TORONTO, ON, October 24, 2018 /CNW/ - Target Group Inc. (OTCQB: CBDY), today announced an exclusive licensing, distribution and central processing agreement for Canada and Europe with Massachusetts-based CannaKorp Inc. ("CannaKorp") for its patent-pending Wisp Vaporizing system.

The Wisp™ is a pod-based herbal vaporizing system that uses precisely measured, sealed and tested Wisp™ Pods containing dried, ground herbs that will be produced and packaged by Target Group Inc. in Canada. The Wisp™ gives cannabis users the predictability and assurance to know what they are inhaling with every use, without the hassle of grinding, measuring, and packing other flower-based vapour consumption devices.

"For the growing market of cannabis consumer who prefer vaporization, Wisp™ presents a proven method of delivery with unique bioavailability benefits and avoids the health concerns associated with the combustion of cannabis. This agreement underscores Target Group's uniqueness in the marketplace and commitment to a consumer-centric business model; providing a consistent, high quality, and healthy experience for our customers." said Rubin Schindermann, Chief Executive Officer of Target Group Inc. The Wisp™ Pods will be manufactured, filled and distributed exclusively by Target Group and offered in a variety of unique strains and blends including THC, CBD and non-cannabis herbal formats. These will be available to consumers nationwide.

“This new partnership is very strategic as we enter the legal cannabis market in Canada with a strong distribution channel for the Wisp Vaporizer system, including centralized Wisp Pod production,” said Jonathan Danforth, President & CEO of CannaKorp Inc. “This will allow us to offer Wisp Pods to any and all Licensed Producers in Canada, which will provide Canadian consumers and patients unprecedented variety in a mainstream, break-through, consumer appliance experience that is clean, convenient, consistent and easy to use.”

"We carefully select our partners who share our vision and high standards so we are able to deliver to consumers an easy to use, predictable, and overall great experience," stated Greg James, Senior Vice President of Sales and Marketing for CannaKorp. "With their tremendous attention to quality assurance, Target Group represents exactly the kind of partner we've dreamed of to bring the first CannaKorp products to the Canadian market now and European markets in the future."

About Target Group Inc. (OTCQB: CBDY)

Target Group, Inc. is a diversified and vertically integrated progressive company with focus on both national and international presence. The Company operates a wholly-owned late stage Canadian licensed producer regulated under Health Canada’s Access to Cannabis for Medical Purposes Regulations (ACMPR): Canary RX, which operates a 44,000 square foot facility located in Norfolk County, Ontario. The Company has begun structuring multiple international production and distribution platforms and intends to continue rapidly expanding its global footprint as it focuses on building an iconic brand portfolio whose focus aims at developing cutting edge Intellectual Property among the medical and recreational cannabis markets. Target Group is committed to building industry-leading companies that transform the perception of cannabis and responsibly elevate the overall consumer experience. www.targetgroupinc.ca

About CannaKorp

CannaKorp, Inc. is a Massachusetts-based technology start-up company that is simplifying and improving the experience for consumers interested in vaporizing natural herbs. CannaKorp has developed the world’s first single-use pod, herbal vaporizer system, delivering unprecedented quality, convenience and consistency. The complete system includes the ground-breaking vaporizer device, Wisp; single-use, precisely-measured pods containing pre-ground, lab-tested botanical herbs called Wisp Pods; and a proprietary pod-filling process. CannaKorp, Inc. was founded on care and commitment to patients and consumers, and is guided by a philosophy of social and environmental responsibility. Uniquely positioned to address a significant and important market need, CannaKorp is currently seeking partners who share its vision of bringing a revolutionary new approach to this rapidly expanding industry. www.cannakorp.com

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SOURCE: TARGET GROUP Inc.